Exhibit 10.3

WARRANT OPTION AGREEMENT

This WARRANT OPTION AGREEMENT (this “Agreement”) is made as of August 15, 2017, by and among Boulevard Acquisition Sponsor II, LLC, a Delaware limited liability company (“Sponsor”), certain current shareholders of Estre Ambiental S.A., a sociedade anônima organized under the laws of Brazil (the “Company”) set forth on the signature pages hereto and Persons who become shareholders in accordance with the terms of the Cooperation Agreement and Section 5(d) herein (the “Purchasers”), and BTG Pactual Principal Investments Fundo de Investimento em Participações (“FIP Principal”) for purposes of Section 1 and Section 2 only.  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Business Combination Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company and Boulevard Acquisition Corp. II, a Delaware corporation (“Boulevard”), have entered into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”);

WHEREAS, certain of the Company’s shareholders as of the date hereof have entered into, concurrently with the execution of this Agreement, that certain agreement approving certain steps of the Restructuring, including the exchange of their shares in the Company for shares of Newco (the “Cooperation Agreement”; it being understood that any transferee of such shares prior to the Closing shall execute a joinder to such Cooperation Agreement effective as of the date such transferee acquires shares in the Company);

WHEREAS, FIP Principal is entering into this Agreement in its capacity as an administrator of the warrant allocation process amongst the Purchasers and delivery of the Purchase Notice;

WHEREAS, Boulevard and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), have entered into to that certain Warrant Agreement, dated as of September 21, 2015, governing (i) 18,500,000 warrants issued in connection with Boulevard’s initial public offering and (ii) 9,750,000 warrants purchased by Sponsor and an unaffiliated purchaser pursuant to that certain Sponsor Warrants Purchase Agreement, dated as of September 3, 2015, as amended and restated on September 14, 2015, by and between Boulevard and Sponsor (the “Private Placement Warrants”).  Each whole warrant entitles the holder thereof to purchase one share of the Class A Common Stock of Boulevard, par value $.0001 per share, for $11.50 per share, subject to adjustment; and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, Sponsor has agreed to grant to the Purchasers a right and option to purchase certain Private Placement Warrants pursuant to and in accordance with the terms and conditions hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.                                      Option to Purchase Warrants .  Upon the terms and subject to the conditions set forth in this Agreement, each of the Purchasers shall, individually and collectively, have the right and option (the “Option”), in their sole discretion, to purchase up to 2,925,000 Private Placement Warrants in the aggregate (the “Option Warrants”).  The purchase price for the Option Warrants shall be one dollar ($1.00) per Option Warrant.  The Purchasers may exercise the Option by sending written notice of such exercise to FIP Principal, which shall then send a written notice on behalf of all Purchasers that exercised their respective Option rights (the “Purchase Notice”) to Sponsor, no later than five (5) Business Days prior to the anticipated Closing Date.  The Purchase Notice shall set forth in a chart the name of each Purchaser exercising any portion of the Option and, opposite each such Purchaser’s name, the number of Option Warrants to be purchased by such Purchaser, which, for the avoidance of doubt, shall not be more than 2,925,000 Option Warrants in total (collectively, the “Purchased Warrants”).  The allocation of Purchased Warrants in the Purchase Notice as between the Purchasers shall be decided by the Purchasers in accordance with the procedures administered by FIP Principal and set forth in the Cooperation Agreement.  If the Purchase Notice is timely received in accordance with this Section 1, upon the terms and subject to the conditions set forth herein, each Purchaser included in the Purchase Notice shall purchase, and Sponsor shall sell and/or cause the sale to each such Purchaser, free and clear of all Liens, the number of the Purchased Warrants such Purchaser has agreed to purchase (as set forth in the Purchase Notice), substantially simultaneously with, but immediately prior to, the Effective Time.   For the avoidance of doubt, no Person (other than FIP Principal) may deliver a Purchase Notice, and any Purchase Notice received by Sponsor from anyone other than FIP Principal shall be void.

2.                                      Closing; Conditions.  (a)  If the Option is exercised in accordance with Section 1, upon the terms and subject to the conditions set forth in this Agreement, the consummation of the sale and purchase of the Purchased Warrants shall take place on the Closing Date, substantially simultaneously with, but immediately prior to, the Effective Time at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, or such other place as the parties shall agree.  At the Closing, each Purchaser shall pay the purchase price for the Purchased Warrants being purchased by such Purchaser by wire transfer of immediately available funds to an account designated by Sponsor in writing and Sponsor shall deliver and/or cause the delivery of the Purchased Warrants to each such Purchaser according to the amount allocated to each such Purchaser in the Purchase Notice.

(b)                                 The obligations of each of the parties to consummate, or cause to be consummated, the transactions contemplated hereby are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(i)                                     the Purchase Notice shall have been timely delivered by FIP Principal to Sponsor in accordance with Section 1 hereof;

(ii)                                  all of the conditions to Closing set forth in the Business Combination Agreement shall have been satisfied or waived by the appropriate party thereto; and

(iii)                               with respect to the Purchasers, the representations and warranties of Sponsor set forth in this Agreement shall be true and correct, in all material respects, as of the Closing and, with respect to Sponsor, the representations and warranties of each of the Purchasers who have elected to purchase Purchased Warrants as set forth in the Purchase Notice shall be true and correct, in all material respects, as of the Closing.

3.                                      Representations and Warranties.  (a)  Sponsor hereby represents and warrants to each Purchaser as follows:

(i)                                     Sponsor has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has the power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted.

(ii)                                  Sponsor has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all requisite action on the part of Sponsor and no other proceeding on the part of Sponsor is necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by Sponsor and assuming due authorization and execution by the Purchasers, constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Sponsor has valid title to the Option Warrants, free and clear of all Liens.

(iii)                               The execution, delivery and performance of this Agreement by Sponsor and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or violate any provision of, or result in the breach of the Organizational Documents of Sponsor, (B) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Sponsor or any of its properties or assets, (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any material Contract to which Sponsor is a party or (D) result in the creation of any Lien upon any of the properties or assets of Sponsor, except (in the case of clauses (B), (C) or (D) above) for such violations, conflicts, breaches or defaults which would not materially and adversely affect the ability of Sponsor to consummate the transactions contemplated hereby.

(b)                                 Each Purchaser, severally and not jointly, hereby represents and warrants to Sponsor as follows:

(i)                                     Such Purchaser, if an entity, has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has the power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted.

(ii)                                  Such Purchaser, if an entity, has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  Such Purchaser, if an individual, has all legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized and approved by all requisite action on the party of such Purchaser and no other proceeding on the part of such Purchaser is necessary to authorize this Agreement.  This Agreement has been duly and validly executed and delivered by such Purchaser and assuming due authorization and execution by the other parties hereto constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(iii)                               The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby do not and will not (A) if such Purchaser is an entity, conflict with or violate any provision of, or result in the breach of the Organizational Documents of such Purchaser, (B) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to such Purchaser or any of its properties or assets, (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any material Contract to which such Purchaser is a party or (D) result in the creation of any Lien upon any of the properties or assets of such Purchaser, except (in the case of clauses (B), (C) or (D) above) for such violations, conflicts, breaches or defaults which would not materially and adversely affect the ability of such Purchaser to consummate the transactions contemplated hereby.

(iv)                                    Such Purchaser will have, on the Closing Date, immediately available funds necessary to pay the purchase price with respect to the Purchased Warrants allocated to such Purchaser as set forth in the Purchase Notice.

4.                                      Termination.  (a)  This Agreement may be terminated and the transactions contemplated hereby abandoned:

(i)                                     automatically, without any action on the part of any party hereto, if the Business Combination Agreement shall have been terminated; and

(ii)                                  by Sponsor and each Purchaser, individually with respect to such Purchaser, by mutual written consent of Sponsor and such Purchaser.

(b)                                 Except as otherwise set forth in this Section 4(b), in the event of the termination of this Agreement pursuant to Section 4(a), this Agreement shall forthwith become void and have no effect, without any Liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than Liability of any party hereto for any intentional breach of this Agreement by such party occurring prior to such termination.  The provisions of this Section 4(b) and of Section 5 (collectively, the “Surviving Provisions”), and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

5.                                      Miscellaneous.

(a)                                 Entire Agreement.  This Agreement constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement.

(b)                                 Further Assurances.  On and after the execution of this Agreement, each party hereto shall execute and deliver to any other party such documents, agreements and other instruments as may be reasonably requested by such other party and are required to effectuate the transactions contemplated by this Agreement.

(c)                                  Amendments and Waivers.  This Agreement may be amended or modified, in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.  Any party to this Agreement may, at any time prior to the Closing, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 5(c) and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

(d)                                 Additional Parties.  Persons who obtain equity interests in the Company between the date hereof and the Closing and who shall have executed the Cooperation Agreement shall have the right to become a party to this Agreement by executing a counterpart signature page to this Agreement and at such time such Person shall be considered a Purchaser under this Agreement for all purposes herein.

(e)                                  Assignment.  No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Any attempted assignment in violation of the terms of this Section 5(d) shall be null and void, ab initio.

(f)                                   Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(g)                                  Counterparts.  This Agreement may be executed in two or more counterparts (and by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)                                 Other Definitional Provisions and Interpretation.  The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Sections or clauses shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of this Agreement.

(i)                                     Governing Law.  This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(j)                                    Jurisdiction; WAIVER OF TRIAL BY JURY.  In any Action among the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof.  Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 5(j) shall be effective service of process for any such action.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)                                 Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when received by facsimile (provided that a copy is subsequently delivered by one of the other methods permitted in (i) through (iii) of this Section 5(j)), addressed as follows:

If to Sponsor, addressed as follows:

c/o  Avenue Capital Group

399 Park Avenue, 6th Floor

New York NY  10022

Attention:  Todd Greenbarg

E-mail:  tgreenbarg@avenuecapital.com

with a copy to:

Greenberg Traurig LLP

200 Park Avenue

New York, NY 10166

Attention:  Alan I. Annex

Facsimile:  (212) 801-6400

If to any Purchaser, addressed as follows:

c/o Estre Ambiental S.A.

1830, Presidente Juscelino Kubitschek Avenue, Tower I, 3rd floor

Itaim Bibi, São Paulo - SP - Zip code 04543-900

Attention:	Sérgio Messias Pedreiro
Julio César de Sá Volotão
email:	sergio.pedreiro@estre.com.br
julio.volotao@estre.com.br

with a copy to (for informational purposes only):

Machado Meyer Sendacz e Opice Advogados

Avenida Brigadeiro Faria Lima, No. 3144, 11th floor, Itaim Bibi

Sao Paulo, State of Sao Paulo

Zip Code 01451-000

Attention: Arthur B. Penteado and Renato Maggio

Facsimile: (+55 11) 3150-7071

email:  apenteado@machadomeyer.com.br

email:  rmaggio@machadomeyer.com.br

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention:  Michael A. Civale

Facsimile:  (212) 735-2000

email:  michael.civale@skadden.com

(l)                                     Expenses.  Each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

(m)                             Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Warrant Purchase Agreement as of the date first written above.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Warrant Option Agreement as of the date first written above.

BOULEVARD ACQUISITION SPONSOR II, LLC

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

[Signature Page to Warrant Option Agreement]

IN WITNESS WHEREOF, the parties have executed this Warrant Option Agreement as of the date first written above.

WILSON QUINTELLA FILHO

/s/ Wilson Quintella Filho

[Signature Page to Warrant Option Agreement]

IN WITNESS WHEREOF, the parties have executed this Warrant Option Agreement as of the date first written above.

HULSHOF PARTICIPAÇÕES LTDA

By:	/s/ Wilson Quintella Filho
Name: Wilson Quintella Filho
Title:

[Signature Page to Warrant Option Agreement]

IN WITNESS WHEREOF, the parties have executed this Warrant Option Agreement as of the date first written above.

GISELE MARA DE MORAES

/s/ Gisele Mara De Moraes

[Signature Page to Warrant Option Agreement]

IN WITNESS WHEREOF, the parties have executed this Warrant Option Agreement as of the date first written above.

WILSON DE LARA

/s/ Wilson De Lara

[Signature Page to Warrant Option Agreement]

IN WITNESS WHEREOF, the parties have executed this Warrant Option Agreement as of the date first written above.

PRINCIPAL DIGAMA PARTICIPAÇÕES S.A.

By:	/s/ Gabriel Barretti
Name: Gabriel Barretti
Title:

By:	/s/ Nandikesh Dixit
Name: Nandikesh Dixit
Title:

[Signature Page to Warrant Option Agreement]

IN WITNESS WHEREOF, the parties have executed this Warrant Option Agreement as of the date first written above.

BTGI A.Z.A.S.P.E EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

By:	/s/ Gabriel Barretti
Name: Gabriel Barretti
Title:

By:	/s/ Nandikesh Dixit
Name: Nandikesh Dixit
Title:

[Signature Page to Warrant Option Agreement]

IN WITNESS WHEREOF, the parties have executed this Warrant Option Agreement as of the date first written above.

BTG PACTUAL PRINCIPAL INVESTMENTS FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES

By:	/s/ Gabriel Barretti
Name: Gabriel Barretti
Title:

By:	/s/ Nandikesh Dixit
Name: Nandikesh Dixit
Title:

[Signature Page to Warrant Option Agreement]